UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2009

INTERCONTINENTALEXCHANGE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32671	58-2555670
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d)           Director Appointment.

Effective October 1, 2009, the Board of Directors of IntercontinentalExchange, Inc. (“ICE”) appointed Sir Callum McCarthy as a director of ICE to fill the vacant position on the ICE Board of Directors.  Sir Callum McCarthy will serve as a director until his successor is duly elected and qualified or until his earlier resignation, removal or death.

Sir Callum McCarthy served as Chairman of the Financial Services Authority (the “FSA”) from 2003 to 2008.  The FSA is the integrated regulator for financial activities in the United Kingdom.  Prior to his service at the FSA, Sir Callum McCarthy was Chairman and Chief Executive Officer of Ofgem, which is the Office of the Gas and Electricity Markets in Britain. From 1996 to 1998, Sir Callum McCarthy served as Chief Executive Officer of Barclays Bank, North America, and from 1993 to 1996, as Chief Executive Officer of Barclays Bank, Japan.

After review with counsel, the Nominating and Corporate Governance Committee and the Board of Directors have determined that Sir Callum McCarthy qualifies as an independent director and meets the applicable independence requirements of ICE, the New York Stock Exchange and the Securities and Exchange Commission (the “Commission”).  Further, there are no arrangements or understandings pursuant to which Sir Callum McCarthy was appointed as a director of ICE and he has no relationships or related transactions with ICE that would require disclosure pursuant to the Commission’s requirements under Item 404(a) of Regulation S-K.  As of the time of the filing of this Current Report on Form 8-K, Sir Callum McCarthy has not been appointed to any committees of the Board of Directors of ICE and ICE had not determined to which committees, if any, Sir Callum McCarthy may be appointed.

Sir Callum McCarthy will participate in ICE’s non-employee director compensation arrangements, which provide for the following compensation: (1) an annual retainer of $45,000, (2) an annual grant of $175,000 in the form of restricted stock units that vest one year from the date of grant with the number of units calculated at the time of grant by dividing the annual grant value by the closing price of ICE’s common stock on the date of grant and (3) an initial one-time grant to new non-employee directors of $100,000 in the form of restricted stock units that vest in equal annual installments over three years from the date of grant with the number of units calculated at the time of grant by dividing the annual grant value by the closing price of ICE’s common stock on the date of grant.  If Sir Callum McCarthy is appointed to serve on a committee of the Board of Directors, he will be entitled to additional cash compensation in connection with such additional service.  Sir Callum McCarthy will also be reimbursed for reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press release dated October 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINETALEXCHANGE, INC.

/s/ Scott A. Hill
Scott A. Hill
Senior Vice President, Chief Financial Officer

Date:           October 1, 2009